Press release

Paris, September 10, 2018
AXA announces regulatory approvals for the acquisition of XL Group have been obtained
AXA S.A. (“AXA”) announced today that it has obtained all regulatory approvals required to complete the proposed acquisition of XL Group Ltd (NYSE: XL) previously announced on March 5, 2018. The acquisition is expected to close on September [12], 20181, pending the satisfaction of the remaining customary closing conditions.

ABOUT THE AXA GROUP
The AXA Group is a worldwide leader in insurance and asset management, with 160,000 employees serving 105 million clients in 62 countries. In 2017, IFRS revenues amounted to Euro 98.5 billion and IFRS underlying earnings to Euro 6.0 billion. AXA had Euro 1,439 billion in assets under management as of December 31, 2017.

The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISN FR 0000120628 - Bloomberg: CS FP - Reuters: AXAF.PA). AXA’s American Depository Share is also quoted on the OTC QX platform under the ticker symbol AXAHY.

The AXA Group is included in the main international SRI indexes, such as Dow Jones Sustainability Index (DJSI) and FTSE4GOOD.

It is a founding member of the UN Environment Programme’s Finance Initiative (UNEP FI) Principles for Sustainable Insurance and a signatory of the UN Principles for Responsible Investment.

This press release and the regulated information made public by AXA pursuant to article L. 451-1-2 of the French Monetary and Financial Code and articles 222-1 et seq. of the Autorité des marchés financiers’ General Regulation are available on the AXA Group website (axa.com).

THIS PRESS RELEASE IS AVAILABLE ON THE AXA GROUP WEBSITE axa.com

FOR MORE INFORMATION:
Investor Relations: +33.1.40.75.48.42
Andrew Wallace-Barnett: +33.1.40.75.46.85
François Boissin: +33.1.40.75.39.82
Aayush Poddar: +33.1.40.75.59.17
Shantanu Priya: +33.1.40.75.58.44
Mathias Schvallinger: +33.1.40.75.39.20
Alix Sicaud: +33.1.40.75.56.66

Individual Shareholder Relations: +33.1.40.75.48.43

Media Relations: +33.1.40.75.46.74
Julien Parot: +33.1.40.75.59.80
Nicolas Feltrin: +33.1.40.75.56.48
Shruti Dhanda: +33.1.40.75.72.58
Farah El Mamoune: +33.1.40.75.46.68

Corporate Responsibility strategy:
axa.com/en/about-us/strategy-commitments

SRI ratings:
axa.com/en/investor/sri-ratings-ethical-indexes

ABOUT XL Group Ltd
XL Group Ltd (NYSE:XL), through its subsidiaries and under the XL Catlin brand, is a global insurance and reinsurance company providing property, casualty and specialty products to industrial, commercial and professional firms, insurance companies and other enterprises throughout the world. Clients look to XL Catlin for answers to their most complex risks and to help move their world forward. To learn more, visit xlgroup.com
FOR MORE INFORMATION: Investor Relations: Giovanni Astolfi: +1 203-674-6973 Media Relations: Elliott Bundy: +1 203-674-6932 Sinead Finlay:+44 20-7621-4377

1 As a result of the closing of the acquisition, XL Group will become a wholly-owned subsidiary of AXA. Assuming the closing is completed prior to the close of trading of XL Group’s common shares on the New York Stock Exchange on September 14, 2018, XL Group’s previously announced quarterly dividend, payable to holders of record of XL Group’s common shares as of September 14, 2018, will not be paid to shareholders who hold XL Group’s common shares prior to the closing.

IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS
The Private Securities Litigation Reform Act of 1995 (“PSLRA”) provides a “safe harbor” for forward-looking statements. Any prospectus, prospectus supplement, Annual Report to common shareholders, proxy statement, Form 10-K, Form 10-Q or Form 8-K or any other written or oral statements made by AXA, XL Group or on AXA’s or XL Group’s behalf may include forward-looking statements that reflect their respective current views with respect to future events and financial or operational performance. Such statements include forward-looking statements both with respect to AXA or XL Group in general, and to the insurance and reinsurance sectors in particular (both as to underwriting and investment matters). Statements that include the words “expect,” “estimate,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “could,” or “would” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.
The proposed transaction is subject to risks and uncertainties and factors that could cause AXA’s or XL Group’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include, but are not limited to (i) that AXA and XL Group may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) risks related to disruption of AXA’s or XL Group’s management’s attention from ongoing business operations due to the proposed transaction; (v) the effect of the proposed transaction on AXA or XL Group’s relationships with their respective clients, operating results and business generally; and (vi) the outcome of any legal proceedings to the extent initiated against AXA, XL Group or others following the announcement of the proposed transaction, as well as AXA’s and XL Group’s management teams’ response to any of the aforementioned factors.
Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties and can be affected by other factors. Please refer to Part 4 - “Risk factors and risk management” of AXA’s Registration Document for the year ended December 31, 2017, for a description of certain important factors, risks and uncertainties that may affect AXA’s business and/or results of operations and to XL Group’s recent annual report on Form 10-K and quarterly report on Form 10-Q available on XL Group’s website. Neither AXA nor XL Group undertakes any obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise, except as part of applicable regulatory or legal obligations.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere.